June 27, 2018
Par Hawaii Refining, LLC
800 Gessner Road, Suite 875
Houston, TX  77024

Re: Schedule F
Ladies and Gentlemen:
Reference is made to the Amended and Restated Supply and Offtake Agreement dated as of December 21, 2017, by and between J. Aron & Company LLC (“Aron”) and Par Hawaii Refining, LLC (the “Company”) (as amended, restated or modified from time to time, the “S&O Agreement”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the S&O Agreement.

With respect to the S&O Agreement, the parties hereto agree as follows:

Effective as of the date hereof, Schedule F to the S&O Agreement is deleted and replaced in its entirety with the form of Schedule F attached hereto.

Subject to the foregoing, the S&O Agreement is and remains in full force and effect.

This letter agreement may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile transmission will be effective as delivery of a manually executed counterpart hereof.

This letter agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of law.

Please indicate your agreement and acceptance of the foregoing by signing this letter agreement and returning a copy to the undersigned. Upon your signature, this letter agreement shall become a binding agreement of the Company and Aron as of the date first written above.

Very truly yours,
J. ARON & COMPANY LLC

By: /s/ Simon Collier
Title: Attorney-in-Fact

AGREED AND ACCEPTED:

PAR HAWAII REFINING, LLC
By: /s/ James Matthew Vaughn
Title: Vice President

Schedule F

[Determination and Application of Deferred Payment Amount]